SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                     Form 8-K


                                   CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      March 25, 2003
                                                 ___________________________


                                 ALICO, INC.
____________________________________________________________________________
(Exact name of registrant as specified in its charter)


Florida                           0-261                          59-0906081
____________________________________________________________________________
(State or other jurisdiction     (Commission                  (IRS Employer
           of incorporation)      File Number)           Identification No.)


Post Office Box 338, La Belle, Florida                             33975
___________________________________________________________________________
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code      (863) 675-2966
                                                 _________________________
Item 5.  Other Events

   Incorporated by reference is a press release issued by the Registrant on March 25, 2003, attached as Exhibit 01, providing information concerning the Registrant's announcement of its disposition of land in Lee County, Florida.


Item 7.     Financial Statements and Exhibits.

( c ) Exhibit

Exhibit 01 - Press release issued March 25, 2003.

                                    SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ALICO, INC.
                                          (Registrant)



                                         /s/ L. Craig Simmons
March 26,2003                         By__________________________________
__________________                          L. Craig Simmons, CFO &
Date                                        Vice-President
                                                    (Signature)



EXHIBIT INDEX


Exhibit
Number                           Description

01 Press release issued March 25, 2003 announcing sale of land in Lee
   County Florida to Airport Interstate Associates, LLC.































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FOR IMMEDIATE RELEASE

Contact:	Dick Klaas, Vice President
		Florida Real Estate Consultants, Inc.
		(239) 643-2525

AGRI-INSURANCE COMPANY, LTD. ENTERS INTO A CONTRACT TO SELL 313 ACRES NEAR FLORIDA GULF COAST UNIVERSITY



La Belle, FL. (March 25, 2003)  Ben Hill Griffin III, Chief Executive
Officer and Chairman of the Board of Alico, Inc. (ALCO), announced today that Agri-Insurance Company, Ltd., a wholly owned subsidiary of Alico, Inc., has entered into a contract to sell 313 acres in Lee County, Florida to Airport Interstate Associates, LLC. The contract sales price is $10.0 million and, under the terms of the agreement, the closing could occur before the end of September 2003. The property is located approximately 1/4 mile north of Alico Road along the new Ben Hill Griffin Parkway extension.